CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements, File Nos. 33-84410, 333-16085 and 333-58553.


ARTHUR ANDERSEN LLP


Houston, Texas
March 29, 1999